EXHIBIT 23.2
                                                             ------------

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report included in the Annual Report on Form 10-K of Columbia Energy Group for the year ended December 31, 1999 and to all references to our firm in this Registration Statement.


   /s/ Arthur Andersen LLP
   ARTHUR ANDERSEN LLP



   New York, New York
   November 1, 2000